Exhibit 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement of TORM plc on Form 20-F of our report dated October 16, 2015 (September 5, 2017 as to the effects of the reverse stock split in 2015) relating to the consolidated financial statements of Former TORM A/S and subsidiaries, which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

Copenhagen, November 24, 2017

Deloitte
Statsautoriseret Revisionspartnerselskab
CVR no. 33963556

/s/ Sumit Sudan
State Authorised
Public Accountant